Exhibit 4.2

EXECUTION COPY

FOURTH SUPPLEMENTAL INDENTURE

THIS FOURTH SUPPLEMENTAL INDENTURE (this “Fourth Supplemental Indenture”), dated as of December 19, 2011, is made by and among Fidelity National Information Services, Inc., a Georgia corporation (the “Company”), the subsidiaries of the Company listed on the signature page hereto (collectively, the “Guarantors”) and The Bank of New York Mellon Trust Company, N.A., a national banking association, as trustee (the “Trustee”) under the Indenture, dated as of July 16, 2010 (the “Original Indenture”), among the Company, the guarantors named therein and the Trustee, as amended by (i) a First Supplemental Indenture, dated as of February 11, 2011 (the “First Supplemental Indenture”), by and among the Company, the guarantors named therein and the Trustee, (ii) a Second Supplemental Indenture, dated as of July 1, 2011 (the “Second Supplemental Indenture”), by and among the Company, the guarantors named therein and the Trustee and (iii) a Third Supplemental Indenture, dated as of November 21, 2011 (the “Third Supplemental Indenture”), by and among the Company, the guarantors named therein and the Trustee. The Original Indenture, as amended by the First Supplemental Indenture, the Second Supplemental Indenture and the Third Supplemental Indenture, is referred to herein as the “Indenture.” Capitalized terms used herein and not otherwise defined shall have the meaning assigned to them in the Indenture.

W I T N E S S E T H

WHEREAS, the Company, the guarantors named therein and the Trustee have executed and delivered the Indenture providing for the issuance of $600,000,000 aggregate principal amount of the Company’s 7.625% Senior Notes due 2017 (the “Initial 2017 Notes”);

WHEREAS, pursuant to Section 8.01(6) of the Indenture, the Company, the Guarantors and the Trustee may amend or supplement the Indenture, without the consent of the Holders of the Notes, to provide for the issuance of Additional 2017 Notes in accordance with the limitations set forth in the Indenture;

WHEREAS, pursuant to Section 2.01 of the Indenture and resolutions adopted by the Company’s Board of Directors on December 5, 2011, the Company desires to establish Additional 2017 Notes in an aggregate principal amount of $150,000,000 to be issued as part of the same series as the Initial 2017 Notes for all purposes under the Indenture; and

WHEREAS, the Company has delivered to the Trustee a Company Order requesting the Trustee to execute and deliver this Fourth Supplemental Indenture and an Officers’ Certificate and Opinion of Counsel stating that the Fourth Supplemental Indenture is authorized and permitted by the Indenture and that all conditions precedent and covenants, if any, provided for in the Original Indenture relating to the execution and delivery by the Trustee of the Fourth Supplemental Indenture have been complied with.

NOW, THEREFORE, in consideration of the foregoing and for other good and valuable consideration, the receipt of which is hereby acknowledged, the parties hereto mutually covenant and agree as follows:

ARTICLE I

Additional 2017 Notes

1. ESTABLISHMENT OF ADDITIONAL 2017 NOTES. This Fourth Supplemental Indenture is being delivered to the Trustee in order to establish Additional 2017 Notes in an aggregate principal amount of $150,000,000 pursuant to Section 2.01 of the Indenture, which Additional 2017 Notes shall have the following terms:

a.	The Additional 2017 Notes established hereunder shall be issued as part of the same series as the Initial 2017 Notes issued under the Indenture;

b.	The aggregate principal amount of the Additional 2017 Notes to be authenticated and delivered pursuant to this Fourth Supplemental Indenture is $150,000,000 (other than as provided in Section 2.08 of the Indenture); and

c.	The original issue date of such Additional 2017 Notes shall be December 19, 2011, and interest will accrue on such Additional 2017 Notes from and including July 15, 2011 to but excluding the date on which interest is paid and the first Interest Payment Date for such Additional 2017 Notes shall be January 15, 2012.

d.	Such Additional 2017 Notes and the Trustee’s certificate of authentication with respect thereto shall be substantially in the form set forth in Exhibit A hereto, which is incorporated in and forms a part of the Indenture. Such Additional 2017 Notes offered and sold to Qualified Institutional Buyers in reliance on Rule 144A shall bear the Private Placement Legend and include the form of assignment set forth in Exhibit B to the Indenture and such Additional 2017 Notes offered and sold in offshore transactions in reliance on Regulation S shall bear the Private Placement Legend and include the form of assignment set forth in Exhibit C to the Indenture. Such Additional 2017 Notes shall be entitled to the benefit of the Registration Rights Agreement, dated as of December 19, 2011, among the Company, the Guarantors and the representatives of the initial purchasers of such Additional 2017 Notes.

ARTICLE II

Miscellaneous

1. EFFECTIVENESS. This Fourth Supplemental Indenture shall become effective on and as of the date the counterparts hereto shall have been executed and delivered by each of the parties hereto.

2. NEW YORK LAW TO GOVERN. THE INTERNAL LAW OF THE STATE OF NEW YORK WILL GOVERN AND BE USED TO CONSTRUE THIS FOURTH SUPPLEMENTAL INDENTURE WITHOUT GIVING EFFECT TO APPLICABLE PRINCIPLES OF CONFLICTS OF LAW TO THE EXTENT THAT THE APPLICATION OF THE LAWS OF ANOTHER JURISDICTION WOULD BE REQUIRED THEREBY.

3. COUNTERPARTS. The parties may sign any number of copies of this Fourth Supplemental Indenture. Each signed copy shall be an original, but all of them together represent the same agreement.

4. SEVERABILITY. In case any provision of this Fourth Supplemental Indenture shall be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

5. EFFECT OF HEADINGS. The Section headings herein are for convenience only and shall not affect the construction hereof.

6. THE TRUSTEE. The Trustee shall not be responsible in any manner whatsoever for or in respect of the validity or sufficiency of this Fourth Supplemental Indenture or for or in respect of the recitals contained herein, all of which recitals are made solely by the Company.

[Signature Page Follows]

IN WITNESS WHEREOF, the parties hereto have caused this Fourth Supplemental Indenture to be duly executed and attested, all as of the date first above written.

FIDELITY NATIONAL INFORMATION SERVICES, INC.

By:	/s/ Kirk T. Larsen
Name:	Kirk T. Larsen
Title:	Senior Vice President and Treasurer

THE BANK OF NEW YORK MELLON TRUST COMPANY, N.A., as Trustee

By:	/s/ Christie Leppert
Authorized Signatory

GUARANTORS:

ADMINISOURCE COMMUNICATIONS,
INC.

ADVANCED FINANCIAL SOLUTIONS,
INC.

ANALYTIC RESEARCH TECHNOLOGIES,
INC.

ASSET EXCHANGE, INC.

ATM MANAGEMENT SERVICES, INC.

AURUM TECHNOLOGY, LLC

BENSOFT, INCORPORATED

CARD BRAZIL HOLDINGS, INC.

CHEX SYSTEMS, INC.

CITY PRACTITIONERS INC.

DELMARVA BANK DATA PROCESSING
CENTER, LLC

EFD ASIA, INC.

EFUNDS CORPORATION

EFUNDS GLOBAL HOLDINGS
CORPORATION

EFUNDS IT SOLUTIONS GROUP, INC.

ENDPOINT EXCHANGE LLC

FIDELITY INFORMATION SERVICES
INTERNATIONAL HOLDINGS, INC.

FIDELITY INFORMATION SERVICES
INTERNATIONAL, LTD.

FIDELITY INFORMATION SERVICES, LLC

FIDELITY INTERNATIONAL RESOURCE
MANAGEMENT, INC.

FIDELITY NATIONAL ASIA PACIFIC
HOLDINGS, LLC

FIDELITY NATIONAL CARD SERVICES,
INC.

FIDELITY NATIONAL E-BANKING
SERVICES, INC.

FIDELITY NATIONAL FIRST BANKCARD
SYSTEMS, INC.

By:	/s/ Kirk T. Larsen
Name:	Kirk T. Larsen
Title:	Senior Vice President and Treasurer

FIDELITY NATIONAL GLOBAL CARD
SERVICES, INC.

FIDELITY NATIONAL INFORMATION
SERVICES, LLC

FIDELITY OUTSOURCING SERVICES,
INC.

FIRM I, LLC

FIRM II, LLC

FIS MANAGEMENT SERVICES, LLC

FIS OUTPUT SOLUTIONS, LLC

FIS SOLUTIONS, LLC

GHR SYSTEMS, INC.

KIRCHMAN COMPANY LLC

KIRCHMAN CORPORATION

LINK2GOV CORP.

MBI BENEFITS, INC.

METAVANTE ACQUISITION COMPANY
II LLC

METAVANTE CORPORATION

METAVANTE OPERATIONS RESOURCES
CORPORATION

NYCE PAYMENTS NETWORK, LLC

PAYMENT SOUTH AMERICA HOLDINGS,
INC.

PENLEY, INC.

PRIME ASSOCIATES, INC.

SANCHEZ COMPUTER ASSOCIATES, LLC

SANCHEZ SOFTWARE, LTD.

SECOND FOUNDATION, INC.

THE CAPITAL MARKETS COMPANY

TREEV LLC

VALUTEC CARD SOLUTIONS, LLC

VECTORSGI, INC.

VICOR, INC.

WCS ADMINISTRATIVE SERVICES, INC.

WILDCARD SYSTEMS, INC.

By:	/s/ Kirk T. Larsen
Name:	Kirk T. Larsen
Title:	Senior Vice President and Treasurer

GUARANTORS (continued):

CERTEGY CHECK SERVICES, INC.
CERTEGY TRANSACTION SERVICES, INC.
CLEARCOMMERCE CORPORATION
COMPLETE PAYMENT RECOVERY SERVICES, INC.
DEPOSIT PAYMENT PROTECTION SERVICES, INC.
FIDELITY NATIONAL PAYMENT SERVICES, INC.
FIS CAPITAL LEASING, INC.
METAVANTE HOLDINGS, LLC
METAVANTE PAYMENT SERVICES AZ CORPORATION
METAVANTE PAYMENT SERVICES, LLC

By:	/s/ Kirk T. Larsen
Name:	Kirk T. Larsen
Title:	Authorized Signatory

Exhibit A

CUSIP No.

FIDELITY NATIONAL INFORMATION SERVICES, INC.

No.	$

7.625% SENIOR NOTE DUE 2017

FIDELITY NATIONAL INFORMATION SERVICES, INC., a Georgia corporation, as issuer (the “Company”), for value received, promises to pay to CEDE & CO. or registered assigns the principal sum of                     on July 15, 2017.

Interest Payment Dates: January 15 and July 15.

Record Dates: January 1 and July 1.

Reference is made to the further provisions of this Note contained herein, which will for all purposes have the same effect as if set forth at this place.